NEWS 1 www.facebook.com/ford www.medium.com/@fordwww.twitter.com/ford www.instagram.com/ford Ford Provides Guidance for Full-Year 2023 Operating Results; CFO Lawler Today Will Reiterate Ford+ is ‘Right Strategy to Win’ · After withdrawing guidance amid UAW strike, Ford now expects full-year adjusted EBIT of $10.0 billion to $10.5 billion, adjusted free cash flow of between $5.0 billion and $5.5 billion · Though affected U.S. operations have been restarted, guidance reflects effects of strike- related manufacturing disruptions on wholesales and revenue · At Barclays event today, John Lawler will describe underlying business strength, show how customer-centered Ford+ plan and talented team are creating more vibrancy, less cyclicality DEARBORN, Mich., Nov. 30, 2023 – Ford has a new, post-strike outlook for full-year 2023 operating results – and absolute confidence in and commitment to the long-term potential of its Ford+ plan to generate growth and value. Those are the primary messages that Ford CFO John Lawler will deliver in remarks this morning at the Barclays Global Automotive and Mobility Tech Conference. Lawler is scheduled to speak at 10:10 a.m. ET in a session hosted by Barclays analyst Dan Levy. Ford withdrew 2023 financial guidance in late October during the UAW strike of certain U.S. operations. With a new labor agreement since reached and ratified, the company is providing updated financial expectations. Lawler will say that Ford now anticipates full-year 2023 adjusted earnings before interest and taxes of $10.0 billion to $10.5 billion. That would include $1.7 billion in strike-related lost profits – $1.6 billion of that from the fourth quarter – owing to interruptions in production of high-margin trucks and SUVs and, in turn, vehicle wholesales about 100,000 units lower than planned. Ford generated $4.9 billion of net income and $9.4 billion in adjusted EBIT through the first three quarters of the year, prior to full effects of the work stoppage. Full-year 2023 adjusted free cash flow is expected to be between $5.0 billion and $5.5 billion. What hasn’t changed, Lawler will say at the Barclays event, is Ford’s conviction in the Ford+ plan to build an automaker that thrives at the intersection of hardware, software and services in a rapidly evolving industry. “This industry is going through the biggest technology-led transformation we’ve ever seen and some companies, new and old, are going to be left behind,” Lawler said before the conference. “Ford+ is the right strategy to win – we’ve got a highly talented team that allocates capital with great discipline, so that we’re executing with consistency, generating strong growth and profitability, and are less cyclical.” Lawler will describe how Ford’s customer-centered businesses – Ford Blue for gas and hybrid vehicles, Ford Model e for electric vehicles, and Ford Pro for commercial customers – provide for transparency, flexibility, accountability, disciplined capital allocation and increasingly differentiated performance. Customers of all three of the businesses will benefit from Ford's emerging software and services capabilities.

The new U.S. labor agreement with the UAW is expected to cost $8.8 billion over the life of the contract, with gross wages, accelerated wage progression and cost of living adjustments representing the largest three elements of that total. Lawler said again that the cost effect is anticipated to be about $900 per vehicle by 2028 – or about 60 to 70 basis points of adjusted EBIT margin – which Ford will work to offset through higher productivity and lower expenses.

Ford plans to report fourth-quarter and full-year 2023 financial results – and provide initial guidance about its financial expectations for full-year 2024 – after the close of business on Tuesday, Feb. 6.

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About Ford Motor Company
Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford is pursuing mobility solutions through Ford Next, and provides financial services through Ford Motor Credit Company. Ford employs about 177,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

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- Adjusted EBIT and adjusted free cash flow are non-GAAP financial measures. When we provide guidance for adjusted EBIT and adjusted free cash flow, we do not provide guidance for net income or net cash provided by/(used in) operating activities, the respective most comparable GAAP measures, because they include items that are difficult to predict with reasonable certainty. See Pages 60-61 of Ford's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, for the definitions of adjusted EBIT and adjusted free cash flow.

- See Page 62 of Ford's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, for the reconciliation to GAAP of Ford's adjusted EBIT for the first nine months of 2023.

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3 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to acquire key components, such as semiconductors, or raw materials, such as lithium, cobalt, nickel, graphite, and manganese, can disrupt Ford’s production of vehicles; • To facilitate access to the raw materials necessary for the production of electric vehicles, Ford has entered into, and expects to continue to enter into, multi-year commitments to raw material suppliers that subject Ford to risks associated with lower future demand for such materials as well as costs that fluctuate and are difficult to accurately forecast; • Ford’s long-term competitiveness depends on the successful execution of Ford+; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, restructurings, or new business strategies; • Operational systems, security systems, vehicles, and services could be affected by cyber incidents, ransomware attacks, and other disruptions and impact Ford and Ford Credit as well as their suppliers and dealers; • Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries and its reputation may be harmed if it is unable to achieve the initiatives it has announced; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events;

4 • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • The impact of government incentives on Ford’s business could be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.